Calculation of Filing Fee Tables
S-8
TON Strategy Co
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2026 Plan	Other	10,000,000	$ 2.91	$ 29,100,000.00	0.0001381	$ 4,019.00
2	Equity	Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2019 Plan	Other	3,000,000	$ 2.91	$ 8,730,000.00	0.0001381	$ 1,206.00
Total Offering Amounts:						$ 37,830,000.00		$ 5,225.00
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,225.00
Offering Note
[1]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the registrant's common stock, par value $0.0001 per share (the "Common Stock") that become issuable with respect to the securities identified in the above table under the registrant's 2026 Equity Incentive Plan (the "2026 Plan") and the 2019 Stock and Incentive Compensation Plan (the "2019 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Represents shares of Common Stock reserved for issuance pursuant to future awards under the 2026 Plan. Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $2.91 per share, which is the average of the high and low prices of Common Stock, as reported on the Nasdaq Stock Market, on July 2, 2026

[2]	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the registrant's common stock, par value $0.0001 per share (the "Common Stock") that become issuable with respect to the securities identified in the above table under the registrant's 2026 Equity Incentive Plan (the "2026 Plan") and the 2019 Stock and Incentive Compensation Plan (the "2019 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the registrant's receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. Represents shares of Common Stock for issuance under the 2019 Plan, which increase is provided for in the Amendment to the 2019 Plan approved by the Registrant's stockholders on June 9, 2026. Estimated in accordance with Rules 457(c) and 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $2.91 per share, which is the average of the high and low prices of Common Stock, as reported on the Nasdaq Stock Market, on July 2, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources